Exhibit 99.1

10 Cabot Place, Stoughton, MA 02072

News Release

For Immediate Release October 27, 2020	For More Information, Contact: William M. Parent, President and Chief Executive Officer (617-925-1955)

RANDOLPH BANCORP, INC. ANNOUNCES THIRD QUARTER AND YEAR-TO-DATE 2020 FINANCIAL RESULTS, ANNOUNCES SHARE BUYBACK PROGRAM

STOUGHTON, Massachusetts, October 27, 2020 – Randolph Bancorp, Inc. (the “Company”) (NASDAQ Global Market: RNDB), the holding company for Envision Bank (the “Bank”), today announced net income of $10.3 million, or $2.01 per basic and diluted share, for the three months ended September 30, 2020 compared to net income of $1.1 million, or $0.21 per basic and diluted share, for the three months ended September 30, 2019. Net income for the nine months ended September 30, 2020 was $14.7 million, or $2.86 per basic and diluted share, compared to net income of $2.6 million, or $0.48 per basic and diluted share, for the nine months ended September 30, 2019. Excluding one-time charges of $1.4 million related to the retirement of senior executives and operating expenses of $229,000 related to addressing the COVID-19 pandemic, earnings were $16.3 million, or $3.17 per share, for the nine months ended September 30, 2020.

The Company also announced today that its Board of Directors has approved a share repurchase program to purchase up to 552,000 shares of its common stock, representing approximately 10.0% of the Company’s outstanding common stock.

Repurchases under this program may be made in open market transactions. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, and other corporate liquidity requirements and priorities. The repurchase program does not obligate the Company to purchase any particular number of shares. The repurchase program will expire on October 29, 2021, and may be suspended or terminated at any time.

At September 30, 2020, total assets amounted to $723.0 million, compared to $724.0 million at June 30, 2020, a decrease of $1.0 million, or 0.1%. An increase in loans held for sale of $26.1 million was offset by a decrease in cash and cash equivalents of $26.9 million relative to the prior quarter.

William M. Parent, President and Chief Executive Officer, stated, “The third quarter was another strong quarter in earnings for our Company. We are very pleased with our performance, especially our mortgage banking operations, which maintained high levels of loans closed, loans sold, and net revenue from loan sales and origination activity. We continue to focus on maintaining a strong balance sheet during these unprecedented times, while the announcement of our new buyback program will enable our Company to deploy excess capital in the most effective manner.”

Third Quarter Operating Results

Net interest income increased by $96,000, or 2.1%, to $4.7 million for the three months ended September 30, 2020 from $4.6 million the same period in the prior year. This increase was primarily due to an increase in the proportion of non-maturity deposits and a decline in the proportion of term certificates from the same period in the prior year. The average balance of savings accounts at the Company increased $63.0 million, or 58.5%, from September 30, 2019 and the average balance of term certificates decreased $51.0 million, or 28.0%, from September 2019, contributing to an 83 basis point decrease in the cost of interest-bearing liabilities. The net interest margin decreased in the third quarter of 2020 to 2.81%, from 2.89% in the third quarter of 2019, due to deposit repricing lagging the decreasing interest-earning asset yields in a declining interest rate environment.

The Company recognized a provision for loan losses of $546,000 for the quarter ended September 30, 2020. The allowance for loan losses was 1.34% and 0.90% of total loans at September 30, 2020 and December 31, 2019, respectively, and was 67.2% and 131.4% of non-performing assets at September 30, 2020 and December 31, 2019, respectively. Nonperforming assets include $2.8 million of credits which were paid in early October. Excluding these loans with payoffs, the allowance for loan losses would have been 92.3% of non-performing assets at September 30, 2020.

Non-interest income increased $13.6 million, or 215.3%, to $19.9 million for the quarter ended September 30, 2020 from $6.3 million in the quarter ended September 30, 2019, principally due to an increase of $12.3 million in the net gain on loan origination and sale activities. Sold mortgage loans reached a volume of $410.4 million in the third quarter of 2020. The increase in the gain on loan origination and sale activities was accompanied by an increase in net mortgage servicing fees due to a fair value adjustment for mortgage servicing rights of $1.1 million, given a recent stabilization of interest rates from the first half of the year. Net mortgage servicing fees for the quarter ended September 30, 2019 included a negative fair valuation adjustment of $522,000.

Non-interest expenses increased $1.3 million to $11.1 million in the quarter ended September 30, 2020 from $9.7 million in the quarter ended September 30, 2019. The increase is principally due to an increase in salaries and employee benefits of $901,000, mainly related to higher commissions and incentives associated with increased residential loan production.

Occupancy and equipment expenses increased $186,000 in the quarter ended September 30, 2020 over the prior year period, partly as a result of increased spending on cleaning and supplies related to the COVID-19 pandemic of $22,000, in addition to increased depreciation of furniture, fixtures and equipment that are expected to be retired as the Company looks to consolidate its office space in light of prolonged remote working arrangements.

Other non-interest expenses comprising professional fees, marketing, FDIC insurance and other non-interest expenses increased by $246,000 in the quarter ended September 30, 2020 versus the prior year period, as elevated mortgage loan production costs and the expiration of an FDIC deposit insurance credit were partially offset by a decrease in discretionary marketing expenses.

Income tax expense of $2.7 million for the quarter ended September 30, 2020 consists of both federal and state tax expenses. The Company’s net operating loss carryforward of $10.8 million from prior years was fully absorbed during the period.

Year-to-Date Operating Results

Net interest income increased by $385,000, or 2.9%, for the nine months ended September 30, 2020 compared to the same period in the prior year. This increase was driven by an increase in the proportion of non-maturity deposits, and a decline in the proportion of term certificates from the prior year. The net interest margin decreased in the first nine months of 2020 to 2.86%, from 2.94% in the first nine months of 2019, due to deposit repricing lagging the decreasing interest-earning asset yields in a declining interest rate environment.

The Company recognized a provision for loan losses of $2.3 million for the nine months ended September 30, 2020 compared to a credit of $144,000 in the prior year period.

Non-interest income increased $24.3 million, or 155.8%, to $39.8 million for the nine months ended September 30, 2020 from $15.6 million in the nine months ended September 30, 2019, principally due to an increase of $26.2 million in the net gain on loan origination and sale activities. Mortgage loans sold were $1.1 billion for the first nine months of 2020. The increase in the gain on loan origination and sale activities was partially offset by a decrease in net mortgage servicing fees due to a fair value adjustment for mortgage servicing rights of $2.0 million in the nine months ended September 30, 2020,

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

given expectations of higher prepayments. The fair value adjustment for mortgage servicing rights was $636,000 in the nine months ended September 30, 2019.

Non-interest expenses increased $6.9 million, or 26.2%, to $33.4 million for the nine months ended September 30, 2020 from $26.5 million for the nine months ended September 30, 2019. Non-interest expenses in the first nine months of 2020 included one-time charges of $1.4 million related to the retirement of senior executives as well as $229,000 of COVID-19 pandemic-related expenses.

In the first nine months of 2020, salaries and employee benefits increased $5.9 million, including one-time charges of $1.4 million for the retirement of senior executives, higher commissions and incentives associated with higher residential loan production, and COVID-19 pandemic-related compensation of $101,000 for front-line and quarantined employees.

Occupancy and equipment expenses increased $423,000 in the first nine months of 2020 over the prior year period, partly as a result of increased spending on cleaning and supplies related to the COVID-19 pandemic of $125,000, as well as increased depreciation of furniture, fixtures and equipment that are expected to be retired as we consolidate our administrative office space in light of prolonged remote working arrangements for certain back-office staff.

Professional fees in the first nine months of 2020 increased $69,000 over the prior year period, primarily related to management succession planning costs. Spending on marketing during the first nine months of 2020 was $186,000 less than in the prior year period, due to fewer marketing campaigns while communities were subject to a stay-at-home order. The increase of $652,000 in other non-interest expenses during the first nine months of 2020 was driven mainly by costs related to higher mortgage loan production.

Income tax expense of $3.3 million for the nine months ended September 30, 2020 consists of both federal and state income taxes, as the Company’s net operating loss carryforward of $12.0 million from prior years was fully absorbed during the period.

Balance Sheet

At September 30, 2020, total assets amounted to $723.0 million compared to $631.0 million at December 31, 2019, an increase of $92.0 million, or 14.6%. Contributing to asset growth was a $15.4 million increase in net loans, mainly driven by the issuance of Paycheck Protection Program loans (“SBA PPP Loans”) for $15.4 million. Cash and cash equivalents increased by $40.8 million during the first nine months of 2020, mainly as a result of strong core growth in deposits and the timing of cash proceeds from loan sales. Loans held for sale increased by $25.0 million to $87.8 million at September 30, 2020 from $62.8 million at December 31, 2019.

The increase in total assets was funded by deposit growth. Non-brokered deposits totaled $485.0 million at September 30, 2020, increasing by $78.8 million, or 19.4%, during the first nine months of 2020. Driving the growth in non-brokered deposits were customers’ receipt of government stimulus, SBA PPP Loans proceeds which were deposited with us, and our focus on deposit gathering prior to the onset of the COVID-19 pandemic. Brokered deposits declined by $53.6 million to $37.3 million at September 30, 2020, from $90.9 million at December 31, 2019. Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank advances increased by $37.8 million to $82.2 million at September 30, 2020, from $44.4 million at December 31, 2019, as a result of the funding of our SBA PPP Loans and other loans with FHLB and Federal Reserve Bank advances.

Total stockholders’ equity was $94.9 million at September 30, 2020 compared to $78.5 million at December 31, 2019. The increase of $16.5 million relates mainly to net income in the period of $14.7 million and an increase in the fair value of available-for-sale securities, net of taxes, of $1.6 million. In addition, the Company repurchased $1.2 million of shares during the first nine months of 2020, and equity adjustments related to the stock benefit plan and the employee stock ownership plan amounted to $1.5 million during the period.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

COVID-19 Impact

In response to the impact of the COVID-19 pandemic on our customers and our business, the Company implemented a series of measures through the date of this release, including participation in the Small Business Administration’s Paycheck Protection Program, for which we funded $15.4 million of SBA PPP Loans through September 30, 2020, and granting payment deferrals for residential mortgage, home equity and certain commercial borrowers who were current in their payments at the time the deferral was requested. Depending on the circumstances of the borrowers, the forbearance calls for a reduced or full deferral of payment. Please refer to the Loan Payment Deferrals and COVID-19 Most Impacted Sectors for statistics on loan payment deferrals and the commercial loan sectors we believe could be exposed to the economic impact of the COVID-19 pandemic.

About Randolph Bancorp, Inc.

Randolph Bancorp, Inc. is the holding company for Envision Bank and its Envision Mortgage Division. Envision Bank is a full-service community bank with five retail branch locations, loan operations centers in North Attleboro and Stoughton, Massachusetts, four loan production offices located throughout Massachusetts and one loan production office in Southern New Hampshire.

Forward Looking Statements

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the negative impacts and disruptions of the COVID-19 pandemic and the measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations; the length and extent of economic contraction as a result of the COVID-19 pandemic; the effects of continued deterioration in employment levels, general business and economic conditions on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in consumer behavior due to changing political, business and economic conditions or legislative or regulatory initiatives; reputational risk relating to the Company’s participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; and the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures, such as return on average assets, return on average equity, non-interest income to total income, the efficiency ratio, tangible book value per share and, where applicable, as adjusted for non-recurring items. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of on-going business activities, and to enhance comparability with peers across the financial services sector.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	September 30,	December 31,
	2020	2019

Assets
Cash and due from banks	$5,335	$4,371
Interest-bearing deposits	43,756	3,881
Total cash and cash equivalents	49,091	8,252

Certificates of deposit	-	490
Securities available for sale, at fair value	55,551	57,503
Loans held for sale, at fair value	87,805	62,792
Loans, net of allowance for loan losses of $6,597 in 2020 and $4,280 in 2019	484,548	469,131
Federal Home Loan Bank of Boston stock, at cost	3,797	2,417
Accrued interest receivable	1,654	1,393
Mortgage servicing rights, net	10,944	8,556
Premises and equipment, net	5,133	5,748
Bank-owned life insurance	8,577	8,441
Foreclosed real estate, net	132	-
Other assets	15,736	6,281

Total assets	$722,968	$631,004

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$93,352	$61,603
Interest bearing	391,660	344,581
Brokered	37,273	90,858
Total deposits	522,285	497,042

Federal Reserve Bank advances	15,318	-
Federal Home Loan Bank of Boston advances	66,903	44,403
Mortgagors' escrow accounts	1,959	2,052
Post-employment benefit obligations	2,289	2,464
Other liabilities	19,276	6,581
Total liabilities	628,030	552,542

Stockholders' Equity:
Common stock	55	56
Additional paid-in capital	51,201	51,127
Retained earnings	46,415	31,757
ESOP-Unearned compensation	(3,803)	(3,944)
Accumulated other comprehensive income (loss), net of tax	1,070	(534)
Total stockholders' equity	94,938	78,462

Total liabilities and stockholders' equity	$722,968	$631,004

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Consolidated Statements of Operations

(Dollars in thousands except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Interest and dividend income:
Loans	$5,337	$6,144	$16,680	$17,791
Other interest and dividend income	311	397	1,080	1,221
Total interest and dividend income	5,648	6,541	17,760	19,012

Interest expense	979	1,968	3,933	5,570

Net interest income	4,669	4,573	13,827	13,442
Provision (credit) for loan losses	546	-	2,338	(144)
Net interest income after provision for loan losses	4,123	4,573	11,489	13,586

Non-interest income:
Customer service fees	330	363	902	1,053
Gain on loan origination and sale activities, net	18,102	5,782	39,616	13,438
Mortgage servicing fees, net	1,180	(181)	(1,428)	362
Other	262	339	734	718
Total non-interest income	19,874	6,303	39,824	15,571
Non-interest expenses:
Salaries and employee benefits	7,911	7,010	24,439	18,514
Occupancy and equipment	859	673	2,395	1,972
Professional fees	253	264	888	819
Marketing	154	275	458	644
FDIC insurance	41	(55)	136	91
Other non-interest expenses	1,833	1,551	5,073	4,421
Total non-interest expenses	11,051	9,718	33,389	26,461
Income before income taxes	12,946	1,158	17,924	2,696
Income tax expense	2,661	14	3,266	97

Net income	$10,285	$1,144	$14,658	$2,599

Net income per share:
Basic	$2.01	$0.21	$2.86	$0.48
Diluted	$2.01	$0.21	$2.86	$0.48

Weighted average shares outstanding:
Basic	5,120,367	5,345,786	5,123,705	5,429,339
Diluted	5,120,367	5,345,786	5,126,077	5,429,339

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Average Balances/Yields

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended September 30,
	2020			2019
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans (1)	$559,370	$5,337	3.82%	$573,899	$6,144	4.28%
Investment securities(2) (3)	57,211	305	2.13%	53,947	377	2.80%
Interest-earning deposits	48,949	7	0.06%	4,881	23	1.88%
Total interest-earning assets	665,530	5,649	3.40%	632,727	6,544	4.14%
Noninterest-earning assets	41,037			14,757
Total assets	$706,567			$647,484
Interest-bearing liabilities:
Savings accounts	170,762	172	0.40%	107,764	149	0.55%
NOW accounts	57,646	41	0.28%	38,697	47	0.49%
Money market accounts	72,369	75	0.41%	64,058	251	1.57%
Term certificates	131,053	442	1.35%	182,073	918	2.02%
Total interest-bearing deposits	431,830	730	0.68%	392,592	1,365	1.39%
FHLBB and FRB advances	82,639	249	1.21%	101,933	603	2.37%
Total interest-bearing liabilities	514,469	979	0.76%	494,525	1,968	1.59%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	88,394			62,456
Other noninterest-bearing liabilities	12,724			10,138
Total liabilities	615,587			567,119
Total stockholders' equity	90,980			80,365
Total liabilities and stockholders' equity	$706,567			$647,484
Net interest income		$4,670			$4,576
Interest rate spread(4)			2.64%			2.55%
Net interest-earning assets(5)	$151,061			$138,202
Net interest margin(6)			2.81%			2.89%

Ratio of interest-earning assets to interest-bearing liabilities	129.36%			127.95%

(1) Includes nonaccruing loan balances and interest received on such loans.

(2) Includes carrying value of securities classified as available-for-sale and FHLB of Boston stock

(3) Includes tax equivalent adjustments for municipal securities, based on an effective tax rate of 21%, of $1,000 and $3,000 for the three months ended September 30, 2020 and 2019, respectively.

(4) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Average Balances/Yields

(Dollars in thousands)

(Unaudited)

	For the Nine Months Ended September 30,
	2020			2019
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans (1)	$555,838	$16,680	4.00%	$549,665	$17,791	4.32%
Investment securities(2) (3)	58,201	1,016	2.33%	54,350	1,154	2.83%
Interest-earning deposits	30,177	68	0.30%	5,132	77	2.00%
Total interest-earning assets	644,216	17,764	3.68%	609,147	19,022	4.16%
Noninterest-earning assets	37,509			21,228
Total assets	$681,725			$630,375
Interest-bearing liabilities:
Savings accounts	154,736	689	0.59%	104,530	337	0.43%
NOW accounts	54,185	142	0.35%	39,466	144	0.49%
Money market accounts	70,712	394	0.74%	65,609	712	1.45%
Term certificates	159,540	2,012	1.68%	171,827	2,552	1.98%
Total interest-bearing deposits	439,173	3,237	0.98%	381,432	3,745	1.31%
FHLBB and FRB advances	69,672	696	1.33%	98,817	1,825	2.46%
Total interest-bearing liabilities	508,845	3,933	1.03%	480,249	5,570	1.55%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	76,397			62,194
Other noninterest-bearing liabilities	11,996			8,681
Total liabilities	597,238			551,124
Total stockholders' equity	84,487			79,251
Total liabilities and stockholders' equity	$681,725			$630,375
Net interest income		$13,831			$13,452
Interest rate spread(4)			2.65%			2.61%
Net interest-earning assets(5)	$135,371			$128,898
Net interest margin(6)			2.86%			2.94%

Ratio of interest-earning assets to interest-bearing liabilities	126.60%			126.84%

(1) Includes nonaccruing loan balances and interest received on such loans.

(2) Includes carrying value of securities classified as available-for-sale and FHLB of Boston stock.

(3) Includes tax equivalent adjustments for municipal securities, based on an effective tax rate of 21%, of $4,000 and $10,000 for the nine months ended September 30, 2020 and 2019, respectively.

(4) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Rate/Volume Analysis

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	September 30, 2020 vs. 2019
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans	$(154)	$(653)	$(807)
Investment securities	22	(94)	(72)
Interest-earning deposits	27	(41)	(14)
Total interest-earning assets	(105)	(788)	(893)
Interest-bearing liabilities:
Savings accounts	71	(48)	23
NOW accounts	18	(24)	(6)
Money market accounts	29	(205)	(176)
Term certificates	(218)	(258)	(476)
Total interest-bearing deposits	(100)	(535)	(635)
FHLBB and FRB advances	(99)	(255)	(354)
Total interest-bearing liabilities	(199)	(790)	(989)

Change in net interest income	$94	$2	$96

	Nine Months Ended
	September 30, 2020 vs. 2019
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans	$(29)	$(1,080)	$(1,109)
Investment securities	(1)	(136)	(137)
Interest-earning deposits	30	(37)	(7)
Total interest-earning assets	-	(1,253)	(1,253)
Interest-bearing liabilities:
Savings accounts	197	154	351
NOW accounts	15	(17)	(2)
Money market accounts	(12)	(306)	(318)
Term certificates	(173)	(367)	(540)
Total interest-bearing deposits	27	(536)	(509)
FHLBB and FRB advances	(441)	(688)	(1,129)
Total interest-bearing liabilities	(414)	(1,224)	(1,638)

Change in net interest income	$414	$(29)	$385

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended September 30, 2020
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$4,032	$637	$4,669
Provision for loan losses	546	-	546

Net interest income after provision for loan losses	3,486	637	4,123

Non-interest income:
Customer service fees	309	21	330
Gain on loan origination and sale activities, net (1)	-	18,459	18,459
Mortgage servicing fees, net	(98)	1,278	1,180
Other	93	169	262
Total non-interest income	304	19,927	20,231

Non-interest expenses:
Salaries and employee benefits	1,959	5,952	7,911
Occupancy and equipment	437	422	859
Other non-interest expenses	1,084	1,197	2,281
Total non-interest expenses	3,480	7,571	11,051

Income (loss) before income taxes and elimination of inter-segment profit	$310	$12,993	13,303

Elimination of inter-segment profit			(357)
Income before income taxes			12,946

Income tax expense			2,661
Net income			$10,285

(1)	Before elimination of inter-segment profit.

The information above was derived from the internal management reporting system used to measure performance of the segments.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended September 30, 2019
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$3,781	$792	$4,573
Credit for loan losses	-	-	-

Net interest income after credit for loan losses	3,781	792	4,573

Non-interest income:
Customer service fees	331	32	363
Gain on loan origination and sale activities, net (1)	-	6,010	6,010
Mortgage servicing fees, net	(93)	(88)	(181)
Other	242	97	339
Total non-interest income	480	6,051	6,531

Non-interest expenses:
Salaries and employee benefits	1,966	5,044	7,010
Occupancy and equipment	367	306	673
Other non-interest expenses	1,184	851	2,035
Total non-interest expenses	3,517	6,201	9,718

Income before income taxes and elimination of inter-segment profit	$744	$642	1,386

Elimination of inter-segment profit			(228)
Loss before income taxes			1,158

Income tax expense			14
Net income			$1,144

(1)	Before elimination of inter-segment profit.

The information above was derived from the internal management reporting system used to measure performance of the segments.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Nine Months Ended September 30, 2020
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$11,970	$1,857	$13,827
Provision for loan losses	2,338	-	2,338

Net interest income after provision for loan losses	9,632	1,857	11,489

Non-interest income:
Customer service fees	827	75	902
Gain on loan origination and sale activities, net (1)	-	40,667	40,667
Mortgage servicing fees, net	(281)	(1,147)	(1,428)
Other	318	416	734
Total non-interest income	864	40,011	40,875

Non-interest expenses:
Salaries and employee benefits (2)	6,983	17,456	24,439
Occupancy and equipment	1,305	1,090	2,395
Other non-interest expenses	3,286	3,269	6,555
Total non-interest expenses	11,574	21,815	33,389

Income (loss) before income taxes and elimination of inter-segment profit	$(1,078)	$20,053	18,975

Elimination of inter-segment profit			(1,051)
Income before income taxes			17,924

Income tax expense			3,266
Net income			$14,658

(1)	Before elimination of inter-segment profit.

(2)

Salaries and benefits include the severance and vested stock acceleration costs related to the retirement of the CEO and CFO of the Bank. The total cost of this event was $1.38 million, of which $1.03 million was allocated to the Bank segment and the remainder, $344,000, was allocated to the mortgage segment.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Nine Months Ended September 30, 2019
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$12,123	$1,319	$13,442
Credit for loan losses	(144)	-	(144)

Net interest income after credit for loan losses	12,267	1,319	13,586

Non-interest income:
Customer service fees	947	106	1,053
Gain on loan origination and sale activities, net (1)	-	14,043	14,043
Mortgage servicing fees, net	(273)	635	362
Other	465	253	718
Total non-interest income	1,139	15,037	16,176

Non-interest expenses:
Salaries and employee benefits	5,292	13,222	18,514
Occupancy and equipment	1,137	835	1,972
Other non-interest expenses	3,436	2,539	5,975
Total non-interest expenses	9,865	16,596	26,461

Income (loss) before income taxes and elimination of inter-segment profit	$3,541	$(240)	3,301

Elimination of inter-segment profit			(605)
Income before income taxes			2,696

Income tax expense			97
Net income			$2,599

(1)	Before elimination of inter-segment profit.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands)

(Unaudited)

	Quarter Ended
	September 30, 2020
	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$12,946	$2,661	$10,285	$2.01
Non-interest expense adjustments:
COVID-19 related expenses	22	4	18	$0.00
Non-GAAP basis	$12,968	$2,665	$10,303	$2.01

	Quarter Ended
	September 30, 2019
	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$1,158	$14	$1,144	$0.21

Non-GAAP basis	$1,158	$14	$1,144	$0.21

	Year-to-Date
	September 30, 2020
	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$17,924	$3,266	$14,658	$2.86
Non-interest expense adjustments:
Retirement salary and benefits compensation	692	126	566	0.11
Accelerated vesting of stock-based compensation	683	124	559	0.11
COVID-19 related expenses	229	42	187	0.04
Non-GAAP basis	$19,528	$3,558	$15,970	$3.12

	Year-to-Date
	September 30, 2019
	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$2,696	$97	$2,599	$0.48

Non-GAAP basis	$2,696	$97	$2,599	$0.48

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	At or for the		At or for the
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Return on average assets: (1, 5)
GAAP	5.82%	0.71%	2.87%	0.55%
Non-GAAP (2)	5.83%	0.71%	3.12%	0.55%

Return on average equity: (1, 6)
GAAP	45.22%	5.69%	23.13%	4.37%
Non-GAAP (2)	45.30%	5.69%	25.20%	4.37%

Net interest margin	2.81%	2.89%	2.86%	2.94%

Non-interest income to total income:
GAAP	80.98%	49.07%	74.23%	45.03%

Efficiency ratio: (7)
GAAP	45.03%	89.35%	62.23%	91.20%
Non-GAAP (2)	44.94%	89.35%	59.24%	91.20%

Tier 1 capital to average assets (3)	13.28%	12.28%	13.28%	12.28%

Nonperforming assets as a percentage of total assets (4)	1.38%	0.54%	1.38%	0.54%

Allowance for loan losses as a percentage of total loans (4)	1.34%	0.90%	1.34%	0.90%
Allowance for loan losses as a percentage of total loans, excluding SBA PPP Loans (4)	1.39%	0.90%	1.39%	0.90%

Allowance for loan losses as a percentage of non-performing assets	67.21%	120.20%	67.21%	120.20%
Allowance for loan losses as a percentage of non-performing loans	66.31%	120.20%	66.31%	120.20%

Tangible book value per share	$17.18	$13.95	$17.18	$13.95
Outstanding Shares	5,524,390	5,701,152	5,524,390	5,701,152

(1)	Annualized for quarterly periods presented.
(2)	See page 14 – Reconciliation of GAAP to Non-GAAP Net Income.
(3)	Average assets calculated on a quarterly basis for all periods presented.
(4)	Total loans exclude loans held for sale but includes net deferred loan costs and fees.
(5)	This non-GAAP measure represents net income divided by average total assets.
(6)	This non-GAAP measure represents net income divided by average stockholders’ equity.
(7)	This non-GAAP measure represents total non-interest expenses divided by net interest income and non-interest income.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

COVID-19 Supplemental Disclosure

(Unaudited)

Loan Payment Deferrals

	As of October 19, 2020
	Commercial loans	Residential loans	Residential loans serviced for others
	(Dollars in thousands)
Balance outstanding	$169,940	$362,176	$1,629,169

COVID-19 related loan payment deferrals: (1)
Loans in COVID-19-related loan payment deferral	$11,320	$5,884	$22,228
Loans in deferral as a percentage of category loans	6.7%	1.6%	1.4%
Loans with suspended payment	$11,320	$4,588	$13,296
Loans with reduced payment	-	1,296	8,932

Loans which obtained a COVID-19-related payment deferral but
have since resumed payment	$25,600	$11,934	$44,543
Loans reinstated (borrower paid any unpaid principal and interest)	-	2,746	9,427
Loans on a repayment plan	-	-	1,376
Loans which resumed payment but deferred principal and/or
interest payments to maturity (2)	20,950	8,381	31,330
Loans which were paid off completely (3)	4,650	807	1,582
Other loans	-	-	828

(1)	Includes commercial loans that have been approved for loan payment deferral but for which documentation is closing or pending.

(2)	Includes commercial loan for which maturity was extended.

(3)	Includes the payment from one commercial loan relationship for $2.8 million that was listed on nonaccrual status at September 30, 2020.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

COVID-19 Supplemental Disclosure

(Unaudited)

COVID-19 Highly Impacted Sectors

	As of September 30, 2020
	Exposure Balance				Exposure by Risk Weighting
							Balance
		Real	Commercial				with
		Estate	&				Deferred
Industry (1)	Total	Secured	Industrial	Construction	Pass	Criticized (4)	Payments
	(Dollars in thousands)
Group home/care facility	$1,103	$1,103	$-	$-	$1,103	$-	$-
Hotels/hospitality	12,592	12,559	33	-	-	12,592	8,317
Restaurants/food service	2,858	1,610	1,248	-	2,858	-	-
Retail/shopping center	24,719	20,044	-	4,675	24,082	637	2,060
Other sectors (2)	2,185	2,185	-	-	1,545	640	640
Total loans in COVID-19 impacted sectors	$43,457	$37,501	$1,281	$4,675	$29,588	$13,869	$11,017
Percentage of commercial loans outstanding	24.7%	26.4%	6.3%	34.0%
Commercial loans outstanding	$176,000	$141,862	$20,388	$13,750
Loan to value secured by real estate (3)		40.9%		75.0%

(1)

This disclosure focuses on industries with balances that are significant to the portfolio at September 30, 2020 and omits industries affected by the COVID-19 pandemic (oil and gas, transportation, etc.) to which the Company has minimal or no exposure. This disclosure also excludes SBA PPP Loans, given their government guarantee.

(2)	Includes customers operating in various sectors which have been impacted by COVID-19.

(3)	Loan to value secured by real estate equals the exposure balance divided by the most recent appraised value.

(4)	Includes one loan relationship for $2.8 million that was listed on nonaccrual status at September 30, 2020, and was subsequently paid off in early October.